UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ALLENA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, DATED MAY 13, 2022,

SUBJECT TO COMPLETION

One Newton Executive Park

Suite 202

Newton, MA 02462

                    , 2022

Dear Allena Stockholder:

We are pleased to invite you to attend a Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held on                    , 2022, at                , local time via live webcast. You will be able to attend the Special Meeting, vote, and submit your questions during the meeting via live webcast through the link www.proxydocs.com/ALNA and entering your control number, which can be found on your proxy card. Prior registration to attend the Special Meeting at www.proxydocs.com/ALNA is required by 5:00 p.m. Eastern Time on                    , 2022.

We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxydocs.com/ALNA and entering your control number.

Enclosed are the following:

•	Our Notice of Special Meeting of Stockholders (the “Notice”), and proxy statement; and

•	A proxy card with a return envelope to record your vote.

The Notice lists the matters to be considered at the Special Meeting, and the proxy statement describes the matters listed in the Notice.

If you were either a stockholder of record as of May 4, 2022, or held shares as of May 4, 2022 that were not registered in your own name, but rather were registered in the name of a bank, broker or other institution, you will receive a Notice Regarding Internet Availability of Proxy Materials with instructions that you must follow for your shares to be voted.

Your vote at the Special Meeting is important. Whether or not you plan to attend the Special Meeting in person, we ask that you submit your proxy to vote as soon as possible so that your shares are represented at the Special Meeting. We appreciate your participation and your interest in Allena Pharmaceuticals, Inc.

If you have any questions, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, at (212) 257-1311.

Sincerely,

Louis Brenner, M.D.

President and Chief Executive Officer,

Director

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

A Special Meeting of Stockholders of Allena Pharmaceuticals, Inc. (the “Special Meeting”) will be held on                    , 2022, at                , local time via live webcast, for the following purposes:

1. To approve an amendment to our amended and restated certificate of incorporation, as amended (the “Charter”), in the form attached to the proxy statement as Annex A, to, at the discretion of our Board of Directors (the “Board”), effect a reverse stock split with respect to our issued and outstanding common stock, par value $0.001 per share (“Common Stock”), including any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2022, at a ratio of 1-for-10 to 1-for-100 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders (the “Reverse Stock Split”) and included in a public announcement.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Special Meeting is May 4, 2022. Only stockholders of record holding shares of our Common Stock, Series D Convertible Preferred Stock and/or Series E Convertible Preferred Stock as of the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof.

For stockholders of record and stockholders who hold shares in street name through a bank, broker or other institution as of the record date, we will provide access to our proxy materials via the Internet at www.proxydocs.com/ALNA. Accordingly, on or about                    , 2022, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials to all stockholders of record and stockholders who held shares in street name as of the record date notifying them that, among other things, they can access our proxy materials and request to receive a printed set of proxy materials at www.proxydocs.com/ALNA.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE LIVE WEBCAST AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

BY ORDER OF THE BOARD OF DIRECTORS

Louis Brenner, M.D. President and Chief Executive Officer, Director

Dated:                     , 2022

Page
EXPLANATORY NOTE	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

PROPOSAL 1 APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE TO EFFECT THE REVERSE STOCK SPLIT	10

Reasons for the Reverse Stock Split	10

Risks Associated with the Reverse Stock Split	11

Effects of the Reverse Stock Split	12

Background on our Series D Convertible Preferred Stock and Series E Convertible Preferred Stock	13

Treatment of Fractional Shares in the Reverse Stock Split	14

Determination of the Reverse Stock Split Ratio	14

Board Discretion to Effect the Reverse Stock Split	15

Effective Time of the Reverse Stock Split	15

Mechanics of the Reverse Stock Split	15

Exchange of Stock Certificates	15

Effect on Registered “Book-Entry” Holders of Common Stock	15

Appraisal Rights	16

Regulatory Approvals	16

Accounting Treatment of the Reverse Stock Split	16

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split	16

Cash in Lieu of Fractional Shares	17

Information Reporting and Backup Withholding	17

Vote Required	18

Our Recommendation	18

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19

Vote Required	19

Our Recommendation	19

Pre-Approval Policies and Procedures	19

PROPOSAL 3 TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL	20

Background of and Rationale for the Adjournment Proposal	20

Vote Required	20

Board Recommendation	20

STOCKHOLDER PROPOSALS AND NOMINATIONS	21

OTHER MATTERS	21

AVAILABILITY OF CERTAIN DOCUMENTS	21

APPENDIX A: CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ALLENA PHARMACEUTICALS, INC.	A-1

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                    , 2022

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2022; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities Exchange Commission, or SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT — SPECIAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the Special Meeting of Stockholders (the “Special Meeting”) of Allena Pharmaceuticals, Inc., a Delaware corporation, including any postponements or adjournments of the Special Meeting. The Special Meeting will be held                    , 2022, at                , local time via live webcast. The proxy materials can be accessed by following the instructions in the Notice (www.proxydocs.com/ALNA) as well as online at our Investor Relations website at http://ir.allenapharma.com/investor-relations. Prior registration to attend the Special Meeting at www.proxydocs.com/ALNA is required by 5:00 p.m. Eastern Time on                     , 2022 (the “Registration Deadline”).

In this proxy statement, we sometimes refer to Allena Pharmaceuticals, Inc. and its subsidiaries as “Allena,” the “Company,” “we,” “us,” or “our.” In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share (“Common Stock”), and holders of our Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Convertible Preferred Stock”), and our Series E Convertible Preferred Stock, par value $0.001 per share (“Series E Convertible Preferred Stock, and together with the Series D Convertible Preferred Stock, the “Preferred Stock”).

This proxy statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.

What Proposals Will Be Presented at the Special Meeting and What Are the Voting Recommendations of the Board of Directors?

The proposals that will be presented at the Special Meeting and the voting recommendations of our Board of Directors (the “Board”) are set forth in the table below:

Proposal	Board’s Voting Recommendation

(1)   Approve an amendment to our amended and restated certificate of incorporation, as amended (the “Charter”), in the form attached to the proxy statement as Annex A, to, at the discretion of our Board of Directors (the “Board”), effect a reverse stock split with respect to our issued and outstanding common stock, par value $0.001 per share (“Common Stock”), including any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2022, at a ratio of 1-for-10 to 1-for-100 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders and included in a public announcement (such action, the “Reverse Stock Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal”).

FOR approval

(2) Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”).	FOR approval

(3)   To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal”).

FOR approval

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Who Can Vote?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on May 4, 2022. On the record date, (i) 89,774,309 shares of Common Stock were issued and outstanding, (ii) 1,436.0688 shares of Series D Convertible Preferred Stock, convertible into 8,975,430 shares of Common Stock, were issued and outstanding and entitled to vote and (iii) 1,436.0688 shares of Series E Convertible Preferred Stock, convertible into 8,975,430 shares of Common Stock, were issued and outstanding and entitled to vote.

Holders of record of our Common Stock and our Preferred Stock as of the close of business on the record date will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

Holders of record of shares of Common Stock have the right to vote on all matters brought before the Special Meeting and at any adjournments or postponements thereof. Holders of record of shares of Preferred Stock have the right to vote only on the Reverse Stock Split Proposal or any Adjournment Proposal. Holders of Common Stock and Preferred Stock will vote on the Reverse Stock Split Proposal and any Adjournment Proposal as a single class.

You do not need to attend the Special Meeting to vote your shares. Instead, you may submit a proxy to vote your shares by marking, signing, dating and returning the enclosed proxy card or submitting your proxy through the Internet.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record, and you can vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you may vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

How Many Votes do I Have?

Each holder of record of our Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Special Meeting.

Each holder of record of our Series D Convertible Preferred Stock is entitled to one vote per share on an as-converted-to-Common Stock basis, or an aggregate of 8,482,391 votes, calculated using a conversion price of $0.1693 per share, which is the Minimum Price as defined in Nasdaq Listing Rule 5635(d) immediately preceding the execution and delivery of the Securities Purchase Agreement, dated May 3, 2022, pursuant to which the Company issued the Series D Convertible Preferred Stock. The holders of record of our Series D Convertible Preferred Stock are entitled to vote only on the Reverse Stock Split Proposal or on any proposal to adjourn the Special Meeting.

Each holder of record of our Series E Convertible Preferred Stock is entitled to 1,000,000 votes per share of Series E Convertible Preferred Stock, or an aggregate of 1,436,068,800 votes; provided, that, such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock and Series D Convertible Preferred Stock voted on the Reverse Stock Split Proposal or any Adjournment Proposal at the Special Meeting. As an example, if the holders of 50.5% of the outstanding Common Stock and Series D Convertible Preferred Stock voted at the meeting are voted in favor of a proposal for the Reverse Stock Split Proposal, the Company can count 50.5% of the votes cast by the holders of the Series E Convertible Preferred Stock as votes in favor of the Reverse Stock Split Proposal. The holders of record of our Series E Convertible Preferred Stock are entitled to vote only on the Reverse Stock Split Proposal or on any proposal to adjourn the Special Meeting.

How Will I Receive Proxy Materials?

On or about                    , 2022, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials to all stockholders of record and stockholders who held shares in street name as of the close of business on                    , 2022. We have posted our proxy materials on the website referenced in such notice (www.proxydocs.com/ALNA). You may choose to access our proxy materials on the website referenced in such notice or may request to receive a printed set of our proxy materials by either writing to our Investor Relations Department, Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462 or e-mailing paper@investorelections.com.

How Do I Vote and When is the Deadline for Voting?

Whether you plan to attend the Special Meeting or not, we urge you to submit your proxy to vote. Submitting a proxy to vote your shares will not affect your right to attend the Special Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote or submit your proxy to vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Your proxy card must be received on or before                     , 2022, to be counted.

•

In attendance at the Special Meeting. You may vote during the virtual meeting through www.proxydocs.com/ALNA. To be admitted to the Special Meeting and vote your shares, you must register by the Registration Deadline and provide the control number as described in the proxy card mailed to you. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.

•

By telephone. You may vote over the telephone by calling toll-free 866-229-3489 in the U.S. and following the recorded instructions. Please have your proxy card available when you call. Your vote must be received prior to the commencement of the meeting to be counted.

•

Over the Internet. You may submit your proxy to vote via the Internet by going to www.proxypush.com/ALNA and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your proxy to vote must be received prior to the commencement of the meeting to be counted.

Hold Shares in Street Name

If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. The stockholder of record will provide you with instructions on how to direct your bank, broker or other financial intermediary on how to vote your shares. Internet and telephone instructions will be offered to stockholders owning shares through most banks and brokers. Additionally, if you would like to vote at the Special Meeting via live webcast, you must register to attend the Special Meeting by the Registration Deadline, contact the broker or other nominee who holds your shares and obtain a signed broker’s proxy card giving you the right to vote the shares, and bring it with you to the Special Meeting. You will not be able to vote at the Special Meeting unless you have a signed proxy card from your broker. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.

If you have any questions regarding the voting process, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, at (212) 257-1311.

What If I Return a Proxy Card But Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the matters as recommended by our Board.

Will My Shares Be Voted if I Do Not Return My Proxy Card or Vote by the Deadline?

If you are a stockholder of record, your shares will not be voted if you do not vote using one of the methods described in the section above entitled “How Do I Vote and When is the Deadline for Voting?” in advance of the deadline.

If your shares are held in street name, and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote and When is the Deadline for Voting?,” the bank, broker or other nominee may exercise discretionary authority to vote on routine proposals, but may not vote on non-routine proposals. If your bank, broker or nominee votes on a routine proposal, the shares that cannot be voted on non-routine matters by the bank, broker or nominee that holds your shares are called broker non-votes. Broker non-votes will be deemed present at the Special Meeting for purposes of determining whether a quorum exists for the Special Meeting.

We encourage you to provide voting instructions to the bank, broker or other nominee that holds your shares. This ensures your shares will be voted at the Special Meeting in the manner you desire.

May I Revoke My Proxy?

If you give a proxy, you may revoke your proxy at any time before the Special Meeting in any one of the following ways:

•	signing a new proxy card, and submitting it as instructed above in advance of the deadline;

•	notifying the Company’s Secretary in writing before the Special Meeting that you have revoked your proxy; or

•

attending the Special Meeting via the live webcast and voting if you are a stockholder of record (attending the Special Meeting via the live webcast will not in and of itself revoke a previously submitted proxy unless you specifically request it).

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold your shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote and When is the Deadline for Voting?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal?

Proposal 1, the Reverse Stock Split Proposal: The approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock and Preferred Stock entitled to vote on the proposal, voting together as a single class.

Proposal 2, the Auditor Ratification Proposal: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal. This vote is non-binding. However, if stockholders fail to ratify the selection of Ernst & Young LLP, the audit committee of our Board will reconsider whether or not to retain the firm for 2022. Even if the selection of Ernst & Young LLP is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during 2022 if it determines that such a change would be in the best interests of the Company and its stockholders.

Proposal 3, the Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock and Preferred Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class.

What is a Quorum and How are Votes Counted?

We need a quorum of stockholders to hold our Special Meeting. The presence, in person (via live webcast) or by proxy, of the holders of one-third in voting power of the outstanding shares of capital stock of the Company entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted with respect to such shares or you attend the meeting in person (via live webcast). Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Special Meeting.

Votes will be counted by Mediant Communications, Inc., the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

Abstentions and broker non-votes will not be counted towards the vote total for any proposal. Because abstentions and broker non-votes are not counted as votes cast, they will not affect the outcome of the vote on Proposal 2 or Proposal 3. Because the voting standard for Proposal 1 is a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on the proposal, counted as a single class, abstentions and broker non-votes will have the effect of a vote “Against” the proposal. However, as further discussed under “Will choosing not to vote my shares have the same effect as casting a vote against the Reverse Stock Split Proposal or any Adjournment Proposal,” because the Series E Convertible Preferred Stock has 1,000,000 votes per share on the Reverse Stock Split Proposal but such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock and Series D Convertible Preferred Stock voted on the Reverse Stock Split Proposal at the Special Meeting, the failure of a share of Common Stock to be voted on Proposal 1 will effectively have no impact on the outcome of the vote.

Will choosing not to vote my shares have the same effect as casting a vote against the Reverse Stock Split Proposal or any Adjournment Proposal?

No. If you prefer that the Reverse Stock Split Proposal or any Adjournment Proposal not be approved, you should cast your vote against the proposal. Approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class, assuming a quorum is present. The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock and Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class. Since the Series E Convertible Preferred Stock has 1,000,000 votes per share on the Reverse Stock Split Proposal or any Adjournment Proposal but such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock and Series D Convertible Preferred Stock voted on the Reverse Stock Split Proposal or any Adjournment Proposal at the Special Meeting, the failure of a share of Common Stock to be voted will effectively have no impact on the outcome of the vote. However, shares of Common Stock voted against the proposal will have the effect of causing the proportion of Series E Convertible Preferred Stock voted against the proposal to increase accordingly and vice versa.

Who Will Pay the Costs of Soliciting these Proxies, and How Are They Being Solicited?

We have engaged Saratoga Proxy Consulting LLC (“Saratoga”), a proxy solicitation firm, at an approximate cost of $25,000, to solicit proxies on behalf of the Company. Saratoga may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. The fees of Saratoga as well as the reimbursement of expenses of Saratoga will be borne by us. Our directors and employees may also solicit proxies on our behalf in person or by telephone, fax or electronic transmission. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals, and to obtain authority to execute proxies, and reimburse them for their expenses.

If you choose to access the proxy materials and/or submit a proxy to vote on the Internet or telephonically, you are responsible for access charges you may incur.

How Can I Find Out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

Attending the Special Meeting

The Special Meeting will be held on                     , 2022 at                , local time via live webcast. We adopted a virtual format for our Special Meeting to make participation more convenient, safe and accessible for our stockholders regardless of their location. Prior registration to attend the Special Meeting by the Registration Deadline at www.proxydocs.com/ALNA is required.

You are entitled to participate in the Special Meeting if you were a stockholder as of the close of business on our record date of May 4, 2022 or hold a valid proxy for the meeting. To be admitted to the Special Meeting’s live webcast, you must register at www.proxydocs.com/ALNA by the Registration Deadline as described in Notice or the proxy card. As part of the registration process, you must enter your control number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Special Meeting, will be emailed to you.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of May 4, 2022 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our capital stock if that person has or shares voting power, which includes the power to vote or direct the voting of our capital stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all capital stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 89,774,309 shares of common stock outstanding as of May 4, 2022. Unless otherwise noted below, the address of each person listed on the table is c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to preferred stock, options and warrants held by that person that are currently exercisable or exercisable within 60 days after May 4, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and address of beneficial owner (1)	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:
Armistice Capital Master Fund Ltd. (2)	9,963,841	9.99%
% Directors and executive officers:
Louis Brenner, M.D. (3)	1,510,992	1.7%
Allene Diaz (4)	79,000	*
Mark Fitzpatrick (5)	29,667	*
Alexey Margolin, Ph.D. (6)	1,441,971	1.6%
Ann Miller, M.D. (7)	46,333	*
Gino Santini (8)	129,684	*
Richard Katz, M.D. (9)	141,666	*
All executive officers and directors as a group (7 persons) (10)	3,378,613	3.7%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)

This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D and Section 16 reports filed with the SEC. We have not independently verified such information. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting power with respect to the common stock indicated as beneficially owned. Applicable percentages are based on 89,774,309 shares of common stock outstanding on May 4, 2022.

(2)

Based on information known to the Company, the amount of common stock beneficially owned assumes conversion of the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock (collectively, the “Preferred Stock”) held by Armistice Capital Master Fund Ltd. The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The Preferred Stock is subject to 9.99 percent beneficial ownership limitations that prohibit the Master Fund from converting any portion of it if, following such conversion, the Master Fund’s ownership of our common stock would exceed that ownership percentage. As a consequence of this beneficial ownership limitation, the beneficial ownership of this shareholder is limited as indicated in the table.

(3)	Includes (i) 288,576 shares of Common Stock and (ii) options to purchase 1,221,716 shares of Common Stock presently exercisable or exercisable within sixty (60) days of May 4, 2022.
(4)	Includes options to purchase 79,000 shares of Common Stock presently exercisable or exercisable within sixty (60) days of May 4, 2022.
(5)	Includes (i) 5,000 shares of Common Stock and (ii) options to purchase 24,667 shares of Common Stock presently exercisable or exercisable within sixty (60) days of May 4, 2022.
(6)	Includes (i) 808,752 shares of Common Stock and (ii) options to purchase 633,219 shares of Common Stock presently exercisable or exercisable within sixty (60) days of May 4, 2022.
(7)	Includes 46,333 options to purchase shares of Common Stock presently exercisable or exercisable within sixty (60) days of May 4, 2022.
(8)	Includes (i) 15,572 shares of Common Stock and (ii) options to purchase 114,112 shares of Common Stock presently exercisable or exercisable within sixty (60) days of May 4, 2022.
(9)	Includes options to purchase 141,666 shares of Common Stock presently exercisable or exercisable within sixty (60) days of May 4, 2022.
(10)	Includes (i) 1,117,900 shares of Common Stock and (ii) options to purchase 2,260,713 shares of Common Stock presently exercisable or exercisable within sixty (60) days of May 4, 2022.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Our amended and restated certificate of incorporation, as amended (the “Charter”), currently authorizes the Company to issue a total of 205,000,000 shares of capital stock, consisting of 200,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock. On                    , 2022, subject to stockholder approval, our Board approved an amendment to our Charter to, at the discretion of the Board, effect the Reverse Stock Split of our Common Stock at a ratio of 1-for-10 to 1-for-100, including any shares held by the Company as treasury shares, at any time prior to December 31, 2022, with the exact ratio within such Range to be determined by our Board at its discretion without further approval or authorization of our stockholders and included in a public announcement. The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 100 shares of our outstanding Common Stock would be combined and reclassified into one (1) share of common stock.

The Reverse Stock Split, if effected, will not change the number of authorized shares of our Common Stock or Preferred Stock, or the par value of our Common Stock or Preferred Stock.

The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but must be implemented before December 31, 2022. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and its stockholders in light of, among other things, our ability to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will hold a Board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to our Charter to effect the Reverse Stock Split is included as Annex A to this proxy statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing or the effective time set forth in the Reverse Stock Split Charter Amendment. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq

Capital Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

We believe that the Reverse Stock Split, if necessary, is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, that the Company maintain of a continued price of at least $1.00 per share. On the record date, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.1420 per share. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split.

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. The Reverse Stock Split could also increase interest in our Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares. If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1-for-10 to 1-for-100. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.001.

As of the record date, approximately 89,774,309 shares of our Common Stock were outstanding and 2,872.1376 shares of our Preferred Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-50, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 2,154,503 shares (which assumes all of the Preferred Stock has been converted into Common Stock).

Effects of the Reverse Stock Split on Currently Outstanding Warrants. The Reverse Stock Split would effect a reduction in the number of shares of common stock issuable upon the exercise of our outstanding warrants exercisable for shares of common stock in proportion to the Reverse Stock Split ratio. The exercise price of outstanding warrants would increase, likewise in proportion to the Reverse Stock Split ratio.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans. If the Reverse Stock Split is effected, the terms of equity awards granted under our 2021 Inducement Equity Plan (“Inducement Plan”), 2017 Stock Option and Incentive Plan (“2017 Plan”) and 2011 Stock Incentive Plan (“2011 Plan”, and together with the Inducement Plan and the 2017 Plan, the “Equity Plans”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split. New awards may no longer be granted under the 2011 Plan but any outstanding awards granted under that plan will remain outstanding and subject to the terms and conditions of the 2011 Plan and the applicable award agreement.

Effects of the Reverse Stock Split on Voting Rights. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters. We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital. The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 205,000,000 shares, consisting of 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance. By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Background on our Series D Convertible Preferred Stock and Series E Convertible Preferred Stock

On May 4, 2022, we closed a preferred stock financing, in which we issued an aggregate of 2,872.1376 shares of Preferred Stock (split evenly among the Series D Convertible Preferred and Series E Convertible Preferred Stock) to one investor. The shares of Preferred Stock have a stated value of $1,000 per share and are convertible, following the issuance date, into an aggregate of 8,975,430 shares of Common Stock upon the conversion of the Series D Convertible Preferred Stock and into an aggregate of 8,975,430 shares of Common Stock upon the conversion of the Series E Convertible Preferred Stock. The terms of the Series D Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), and the terms of the Series E Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”, and together with the Series D Certificate of Designation, the “Certificates of Designation”), each filed with the State of Delaware and were made effective on May 4, 2022.

The shares of Preferred Stock do not have any voting rights except with respect to the Reverse Stock Split Proposal presented at this Special Meeting and at any adjournments or postponements thereof, or on any proposal to adjourn the Special Meeting, or otherwise as required by law or as set forth in the Certificates of Designation.

Each holder of record of our Series D Convertible Preferred Stock is entitled to one vote per share on an as-converted basis, or an aggregate of 8,482,391 votes, calculated using a conversion price of $0.1693 per share, which is the Minimum Price as defined in Nasdaq Listing Rule 5635(d) immediately preceding the execution and delivery of the Securities Purchase Agreement, dated May 3, 2022, pursuant to which the Company issued the Series D Convertible Preferred Stock.

Each holder of record of our Series E Convertible Preferred Stock is entitled to 1,000,000 votes per share of Series E Convertible Preferred Stock, or an aggregate of 1,436,068,800 votes; provided, that, such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock and Series D Convertible Preferred Stock voted on the Reverse Stock Split Proposal or any Adjournment Proposal at the Special Meeting. As an example, if the holders of 50.5% of the outstanding Common Stock and Series D Convertible Preferred Stock voted at the meeting are voted in favor of a proposal for the Reverse Stock Split Proposal, the Company can count 50.5% of the votes cast by the holders of the Series E Convertible Preferred Stock as votes in favor of the Reverse Stock Split Proposal.

We determined to provide the investor who purchased the Preferred Stock with these negotiated terms, in order to secure sufficient investors who are committed to voting for the Reverse Stock Split Proposal presented at this Special Meeting. The shares of Preferred Stock are outstanding as of the record date for this Special Meeting.

Treatment of Fractional Shares in the Reverse Stock Split

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on the Nasdaq Capital Market on the date on which the effective time of the Reverse Stock Split occurs. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

With respect to awards granted the Equity Plans, the number of shares of Common Stock issuable thereunder will be rounded down to the nearest whole share of Common Stock, in order to comply with the requirements of Sections 409A and 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1-for-100.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•	our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;

•	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

•	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that filing the Reverse Stock Split Charter Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. This determination by the Board will be based upon a variety of factors, including those discussed under “— Determination of the Reverse Stock Split Ratio” above. We expect that the primary focus of the Board in determining whether or not to file the Reverse Stock Split Charter Amendment will be whether we will be able to obtain and maintain of a continued price of at least $1.00 per share of our Common Stock on The Nasdaq Capital Market without effecting the Reverse Stock Split.

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is filed with the office of the Secretary of State of the State of Delaware or at the effective time set forth in the Reverse Stock Split Charter Amendment. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split; provided, however, the implementation of such amendment shall be before December 31, 2022.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

Exchange of Stock Certificates

Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. In connection with the Reverse Stock Split, the CUSIP number for the common stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	Persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•	persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis allocable to such fractional share of Common Stock. Any such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Common Stock surrendered is greater than one year as of the effective date of the Reverse Stock Split.

Information Reporting and Backup Withholding

A U.S. holder of Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders of Common Stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

Pursuant to the Delaware General Corporation Law and our organizational documents, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on the proposal, voting together as a single class, is required to approve the Reverse Stock Split Proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the audit committee of the Board to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2012. The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. However, the Board believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting. These representatives will be provided an opportunity to make a statement at the Special Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, requires an affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Pre-Approval Policies and Procedures

Our audit committee pre-approves all audit and permissible non-audit services provided by our auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our audit committee.

We retained Ernst & Young LLP to provide audit services for the fiscal years ended December 31, 2021 and 2020. In the table below, audit fees reflects fees for audit services for the year ended December 31, 2021 and 2020.

	2021	2020
Audit Fees	$532,500	$530,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$1,505
Total	$532,500	$531,505

PROPOSAL 3

TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE

SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of affirmative votes received from the holders of outstanding shares of our Common Stock and Preferred Stock entitled to vote on the Reverse Stock Split, voting together as a single class, are insufficient to approve the Reverse Stock Split Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the voting power of the outstanding shares of our Common Stock and Preferred Stock entitled to vote on the Reverse Stock Split Proposal, voting together as a single class, have voted against the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock and Preferred Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal, voting together as a single class.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals and director nominations should be addressed to our Secretary, c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. Provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and must have been received not earlier than February 3, 2022 and not later than March 5, 2022. If the date of the annual meeting is moved by more than 30 days from the date contemplated when we filed our proxy statement with the SEC on April 22, 2021, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. In addition, our bylaws permit the presiding officer at the Special Meeting to adjourn the meeting in his or her sole discretion.

AVAILABILITY OF CERTAIN DOCUMENTS

The proxy materials for the Special Meeting are available via the Internet at www.proxydocs.com/ALNA. Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling 1-866-637-9703.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker by contacting us at the above address or phone number.

APPENDIX A

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLENA PHARMACEUTICALS, INC.

Allena Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2. This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3. Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE IV of the Charter is hereby amended by adding the following new paragraph at the end of such article:

“C. REVERSE STOCK SPLIT

Effective at 4:05 p.m., Eastern Time, on                     , 2022 (the “2022 Split Effective Time”), every              (            ) shares of common stock issued and outstanding or held by the Corporation as treasury shares as of the 2022 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “2022 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock on The Nasdaq Capital Market on the date on which the Effective Time occurs. As of the 2022 Split Effective Time and thereafter, a certificate(s) representing shares of common stock prior to the 2022 Reverse Split is deemed to represent the number of post-2022 Reverse Split shares into which the pre-2022 Reverse Split shares were reclassified and combined. The 2022 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, common stock of the Corporation and all references to such common stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of common stock shall be deemed to be references to the common stock or options or rights to purchase or acquire shares of common stock, as the case may be, after giving effect to the 2022 Reverse Split.”

3. This Certificate of Amendment shall become effective at 4:05 p.m., Eastern Time, on                     , 2022

* _ * _ * _ *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of                     , 2022.

ALLENA PHARMACEUTICALS, INC.

By:
Name:	Louis Brenner
Title:	President and Chief Executive Officer

A-1

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE SUBMIT YOUR PROXY TO VOTE BY: INTERNET Go To: www.proxypush.com/ALNA Submit your proxy online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-229-3489 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Allena Pharmaceuticals, Inc. Special Meeting of Stockholders For Stockholders as of May 4, 2022 TIME: [●], [●], 2022 at [●], Eastern Time PLACE: Special Meeting of Stockholders to be held live via the Internet - please visit www.proxydocs.com/ALNA for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Louis Brenner, M.D. and Richard Katz, M.D., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Allena Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 3 AND, WITH RESPECT TO SHARES OF COMMON STOCK, FOR PROPOSAL 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Allena Pharmaceuticals, Inc. Special Meeting of Stockholders Please make your marks like this: Use dark black pencil or pen only The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. To approve an amendment to our amended and restated certificate of incorporation, as amended, to, at the discretion of our Board of Directors, effect a reverse stock split with respect to our issued and outstanding common stock, par value $0.001 per share, including any common stock held by the Company as treasury shares, at any time prior to December 31, 2022, at a ratio of 1-for-10 to 1-for-100, with the ratio within such range to be determined at the discretion of the Board of Directors without further approval or authorization of our stockholders and included in a public announcement. FOR 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. FOR 3. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. FOR TO ATTEND the Special Meeting, please visit www.proxydocs.com/ALNA for virtual meeting registration details. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature (and Title if applicable) Date Signature (if held jointly) Date